EXHIBIT 21


21     SUBSIDIARIES OF REGISTRANT


                              % of                  State of
        Name                Ownership             Incorporation

Sandata Inteck, Inc.         100%                  Delaware

Sandata Spectrum, Inc.       100%                  Delaware

Sandsport Data Services, Inc. 100%                  New York

Sandata Home Health Systems, Inc. 100%              Delaware

SanTrax Systems, Inc.         100%                  New York

SanTrax Productivity, Inc.    100%                  Delaware